AVIS BUDGET GROUP COMPLETES ASSET-BACKED CONDUIT FINANCING

Parsippany, N.J., February 21, 2008– Avis Budget Group, Inc. (NYSE: CAR), a leading provider of vehicle rental services, today announced that it has closed on a new $800 million, 364-day asset-backed bank conduit facility to finance cars in its rental fleet.  This facility, which has a maturity date of February 13, 2009, will accommodate the Company’s peak 2008 funding needs.  Borrowing spreads under the facility are approximately one-half percentage point higher than under the Company’s similar pre-existing facilities.

“We view our ability to complete this transaction in the asset-backed markets as a sign of lenders’ continued confidence in the strength and stability of our Company and our assets,” said David B. Wyshner, executive vice president and chief financial officer, Avis Budget Group.

JPMorgan Chase serves as Administrative Agent for the conduit facility; JPMorgan Chase and five other banks participated in the facility.

About Avis Budget Group, Inc.
Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions based on published airport statistics.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees.   For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the vehicle rental industry, greater than expected cost increases for new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, a downturn in airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to interest rates and the Company’s ability to accurately estimate its future results and implement its strategy for growth.  Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, included under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations".  Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts
Media Contacts:                                                                               Investor Contact:
John Barrows                                                                                     David Crowther
973-496-7865                                                                       973-496-7277

#  #  #